Exhibit 10.2

dorman products, inc.

RESTRICTED STOCK UNIT AWARD PURSUANT TO THE
DORMAN PRODUCTS, INC. 2018 STOCK OPTION AND STOCK INCENTIVE PLAN

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Participant:  Shall mean the person to whom this Award is made pursuant to the terms of the Plan (defined below).

Grant Date:  Shall be the date set forth under “Award Information” on the “Award Acceptance” page in Participant’s personal web portal award administered by Equiniti Trust Company (EQ), which page is incorporated herein (the “Acceptance Page”).

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THIS RESTRICTED STOCK UNIT AWARD (this “Award”) dated as of the Grant Date is entered into by and between Dorman Products, Inc. (the “Company”) and Participant.

1.Grant of Restricted Stock Units.  Effective as of the Grant Date, pursuant to the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan (the “Plan”), the Company hereby grants to Participant the number of Restricted Stock Units set forth on the Acceptance Page (the “RSUs”), subject to the terms and conditions set forth in this Award and the Plan.

2.Dividend Equivalents.

(a)The RSUs are granted with dividend equivalent rights.  If the Company declares a cash dividend on the Shares, an amount equivalent to such dividend will be credited to an unfunded bookkeeping account with respect to each outstanding and unvested RSU (the “Dividend Equivalent Amount”) on the record date of such dividend.

(b)The Dividend Equivalent Amount will be credited as cash, without interest, and will not be converted to Shares.  The Dividend Equivalent Amount will be payable in cash, but only upon the applicable vesting date(s) of the underlying RSUs as determined in accordance with Section 3 below, and will be cancelled and forfeited if the underlying RSUs are cancelled or forfeited as determined in accordance with Section 3 below.

3.Vesting of RSUs.

(a)Subject to the provisions of Sections 3(b) and (c), the RSUs shall vest 100% on the earlier of (1) the first anniversary of the Grant Date or (2) the next annual meeting of shareholders of the Company. The vesting of the RSUs shall be cumulative, but shall not exceed 100% of the RSUs.

(b)Upon a Change in Control, 100% of the unvested portion of the RSUs shall vest.

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Exhibit 10.2

(c)Upon Participant’s termination of service as a member of the Board of Directors of the Company (the “Board”) for any of the following reasons, the unvested portion of the RSUs shall vest as indicated:

(i) 100% as of the date of Participant’s death; or

(ii) 100% as of the date Participant ceases serving as a member of the Board due to Disability.

Except as provided above, upon the termination of service of Participant as a member of the Board, any unvested RSUs will immediately and automatically, without any action on the part of the Company, be forfeited and cancelled.

4.Delivery of Shares; Tax Withholding; Securities Laws.

(a)Within thirty (30) days of a Vesting Date, the Company shall (i) pay the Dividend Equivalent Amount (if any) and (ii) deliver Shares issuable with respect to any vested RSUs.

(b)All obligations of the Company to deliver Shares shall be subject to the rights of the Company to withhold amounts required by law for any Federal Insurance Contributions Act (FICA), federal income, state, local and other tax liabilities (“Withholding Taxes”).  All obligations to pay any Dividend Equivalent Amount will be paid net of any Withholding Taxes.

(c)The obligation of the Company to deliver Shares shall also be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares, the Shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

5.Assignments, Transfers and Successors and Assigns.  The rights and interests of Participant under this Award may not be assigned, sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except by will or the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parent(s) and each of its Affiliates.  This Award may be assigned by the Company without Participant’s consent.

6.Section 409A.  This Award is intended to be exempt from or otherwise comply with the provisions of Section 409A.  If the RSUs constitute “deferred compensation” under Section 409A and the RSUs become vested and settled upon Participant’s termination of employment or service, payment with respect to the RSUs shall be delayed for a period of six months after the termination if Participant is a “specified employee” as defined under Section 409A and if required pursuant to Section 409A.  If payment is delayed, the RSUs shall be settled and paid within thirty (30) days after the date that is six (6) months following Participant’s termination of employment or service.  Payments with respect to the RSUs may only be paid in a

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Exhibit 10.2

manner and upon an event permitted by Section 409A, and each payment under this Award shall be treated as a separate payment, and the right to a series of installment payments shall be treated as a right to a series of separate payments.   In no event shall Participant, directly or indirectly, designate the calendar year of payment.  The Company may change or modify the terms of this Award without Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A.

7.Miscellaneous.

(a)This Award shall not confer upon Participant any right to continue in the service as an employee, officer, director, consultant or advisor of the Company or any Subsidiary Company.

(b)The address for Participant to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be Participant’s address as reflected in the Company’s personnel records, or such other address as Participant may provide to the Company by written notice.

(c)The validity, performance, construction and effect of this Award shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

(d)Participant hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and of the United States of America, in each case located in Philadelphia, Pennsylvania, for any actions, suits or proceedings arising out of or relating to this Award and the transactions contemplated hereby (“Litigation”) and agrees not to commence any Litigation except in any such court, and further agrees that service of process, summons, notice or document by U.S. registered mail to his respective address shall be effective service of process for any Litigation brought against him in any such court.  Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation in the courts of the Commonwealth of Pennsylvania or of the United States of America, in each case located in Philadelphia, Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

8.Incorporation of Plan Terms.  This Award is subject to the terms and conditions of the Plan, including, but not limited to, those pertaining to (a) change in capitalization of the Company, (b) clawback and recoupment, and (c) the Committee’s authority to amend, interpret, and administer the Award and the Plan.  Such terms and conditions of the Plan are incorporated into and made a part of this Award by reference.  In the event of any conflicts between the provisions of this Award and the terms of the Plan, the terms of the Plan will control. In the event, however, of any conflict between the provisions of this Award or the Plan and the provisions of an employment, service, or change-in-control agreement between the Company and Participant, the provisions of the latter shall prevail, to the extent consistent with the Plan. Capitalized terms used but not defined in this Award shall have the meanings set forth in the Plan unless the context clearly requires an alternative meaning.

DB1/ 112365278.10

Exhibit 10.2

Please confirm your acceptance of this Award electronically by following the instructions on your personal web portal at Equiniti Trust Company (EQ).  Your electronic signature indicates your agreement to be bound by the terms of this Award.

DB1/ 112365278.10